Advanced Series Trust
For the fiscal period ended 12/31/07
File number 811-05186


                           SUB-ITEM 77-0-9

                               EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  Advanced Series Trust - AST Large-Cap
Value Portfolio

1.   Name of Issuer:  Schering-Plough Corporation (SGP)
Secondary

2.   Date of Purchase:  August 9, 2007

3.   Number of Securities Purchased:  	N/A

4.   Dollar Amount of Purchase:  $374,000

5.   Price Per Unit:  $27.50 per unit

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased:  Goldman, Sachs & Co.

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Goldman, Sachs & Co.,  Banc of America Securities LLC,
Bear, Stearns & Co. Inc., Citigroup Global Markets Inc.,
Morgan Stanley & Co. Incorporated,  BNP Paribas Securities
Corp.,  J.P. Morgan Securities Inc.,  Credit Suisse
Securities (USA) LLC, Daiwa Securities America Inc.,
Santander Investment Securities Inc., Utendahl Capital
Partners, L.P.,  The Williams Capital Group, L.P.